Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE FILES 2006 ANNUAL REPORT

AND ANNOUNCES FOURTH QUARTER AND YEAR 2006 FINANCIAL INFORMATION

Company Updates Financial Guidance for Q1, 2007

PLANO, TX, MARCH 15, 2007 – Microtune®, Inc. (NASDAQ:TUNE) today filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2006 and announced its audited financial results for the year ended December 31, 2006. The final results were consistent with preliminary financial results released on February 8, 2007.

Net revenue for the quarter ended December 31, 2006 was $16.6 million and net revenue for the year ended December 31, 2006 was $69.2 million, up 21% over the year ended December 31, 2005. Gross margin percentages for the fourth quarter of 2006 and the year 2006 were 48% and 50%, respectively. The net loss for the fourth quarter ended December 31, 2006 was $3.4 million and net loss for the year ended December 31, 2006 was $5.2 million.

Cash, cash equivalents and cash investments were $82.8 million as of December 31, 2006.

FINANCIAL OUTLOOK

Microtune provided an update to its financial guidance for the first quarter of 2007:

•	Net revenue is expected to be in the range of $19.25 to $19.75 million, compared to guidance of $18.0 to $19.0 million previously provided on February 8, 2007.

“We are pleased with the 21% year-over-year revenue growth achieved in 2006, while also maintaining very strong gross margins," said James A. Fontaine, Microtune President and CEO. “More important, as we look to 2007, we believe that we will exceed previous revenue guidance for the first quarter of the year. We see continued strength in the cable market and order growth is strong. We have already announced the first in a new series of advanced tuners that will enable the cable market to transition to the next generation of on-demand and interactive services. Our enabling RF technology, we believe, will continue to position us solidly in this core segment. Building on the momentum created by our product investments, market strategies and customer relationships, we expect strong business prospects in 2007.”

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Microtune’s 2006 Annual Report on Form 10-K and its audited financial statements for the year ended December 31, 2006 are available on the Company’s website at www.microtune.com.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide broadband communications and transportation electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 70 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include, the Company's ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any pending or future litigation. Any one of these factors may cause the Company's actual financial results to differ materially from its projected results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q/A and Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE

Microtune is a registered trademark of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated. Copyright © 2007 Microtune, Inc. All rights reserved.